Exhibit 99.1

        aQuantive Reports Q3 Results; Atlas DMT Revenues Soar;
              DRIVEpm Reaches Stand-Alone Profitability


    SEATTLE--(BUSINESS WIRE)--Nov. 4, 2004--aQuantive, Inc.
(Nasdaq:AQNT):

    --  Conference Call and Webcast at 8am PT/11am ET Today

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing services and technology company, today reported financial results for the third quarter ended September 30, 2004.

    Third quarter highlights include:

    -- Revenue of $46.7 million, an increase of 201 percent from net revenue(1) of the comparable year-ago period.

    -- Net income of $3.5 million, or $0.05 per diluted share, excluding the reduction in the valuation allowance on deferred tax assets of $20.6 million. Net income including the benefit of realized deferred tax assets was $24.1 million, or $0.34 per diluted share.

    -- EBITDA(2) of $8.2 million, or $0.12 per diluted share, an increase of 108 percent from the comparable year-ago period.

    -- Launched Avenue A/Razorfish Search, a new integrated, in-house division that combines the expertise and specialized methodologies of eonMedia with the largest buyer of search, Avenue A/Razorfish, to create the industry's largest search engine marketing firm (SEM).

    "During the third quarter, each of our operating segments made good progress, as evidenced by significant, but early stages, of integration between Avenue A/Razorfish, continued strong revenue growth by Atlas DMT, and our newest operating unit DRIVEpm's first profitable quarter," said Brian McAndrews, president and CEO of aQuantive, Inc. "The digital marketing industry's growth continues to accelerate, and we believe our recent strategic moves position us for continued long-term growth and profitability."
    Historically, aQuantive has recorded a full valuation allowance on its deferred tax assets, the majority of which are net operating loss tax carry-forwards generated before aQuantive achieved profitability. During the third quarter, aQuantive concluded that it will likely be able to realize the benefit of these deferred tax assets in the future. Consequently, a credit to income taxes of $20.6 million has been recorded to net income.
    For the quarter ended September 30, 2004, aQuantive reported revenue of $46.7 million, compared to net revenue of $15.5 million for the quarter ended September 30, 2003. Net income for the third quarter 2004 was $3.5 million, or $0.05 per diluted share, excluding the reduction in the valuation allowance on deferred tax assets of $20.6 million. EBITDA was $8.2 million for the third quarter 2004, or $0.12 per diluted share, compared to $3.9 million, or $0.06 per diluted share for the third quarter 2003.
    For the nine months ended September 30, 2004, aQuantive reported revenue of $97.2 million, compared to net revenue of $45.6 million for the nine months ended September 30, 2003. Net income for the first nine months of 2004 was $15.2 million, or $0.22 cents per diluted share, excluding the reduction in the valuation allowance on deferred tax assets of $20.6 million, compared to $7.7 million, or $0.11 cents per diluted share for the comparable period last year. For the first nine months of 2004, EBITDA was $22.2 million, or $0.33 cents per diluted share, compared to EBITDA of $9.8 million, or $0.14 cents per diluted share for the first nine months of 2003.

    (1) Net Revenue for 2003 is a non-GAAP financial measure as it excludes media costs paid to publishers. Effective January 1, 2004, Avenue A, now Avenue A/Razorfish, began recording revenue exclusive of media costs as a result of contractual changes with advertisers and publishers. The Company has shown net revenue in 2003 to allow for better comparability with its 2004 results.

    (2) EBITDA, (or earnings before interest and other income, income tax, depreciation and amortization) is a non-GAAP financial measure. See supplemental schedule of EBITDA reconciliation to GAAP net income.

    aQuantive is providing additional financial information about its businesses in order to provide greater visibility into the contributions of each business segment and to allow greater comparability to other companies. These segments are as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment, consisting of interactive agencies Avenue A/Razorfish and i-FRONTIER, had third quarter revenue of $28.3 million, compared to 2003 third quarter net revenue of $7.3 million. Operating income for the third quarter of 2004 was $2.5 million, compared to $1.7 million for the third quarter of 2003. The company completed its acquisition of SBI.Razorfish on July 27, 2004. Accordingly, the third quarter results for the DMS segment include approximately two months of Razorfish operations.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment, consisting of Atlas DMT, Atlas OnePoint (formerly GO TOAST) and Atlas NetConversions, had revenue of $15.6 million in the third quarter of 2004, compared to revenue of $8.2 million in the third quarter of 2003. Operating income for the third quarter of 2004 was $6.7 million, compared to $3.0 million in the third quarter of 2003.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment consists of DRIVEpm and European-based MediaBrokers. This segment had revenues of $2.8 million, and an operating income of $99,000 in the third quarter of 2004, representing the first profitable quarter for our newest business segment, and DRIVEpm's first quarter of stand-alone profitability.

    Guidance

    aQuantive provided updated guidance for fourth quarter and full year 2004, to reflect slightly lower revenue and profit expectations, largely related to the Razorfish operations.

    Fourth Quarter Guidance:

    --  Revenue of $53-$56 million

    -- Net income of $0.03-$0.05 per diluted share, assuming an income tax rate of 40%.

    --  EBITDA of $0.09-$0.12 per diluted share

    Full Year 2004:

    --  Revenue of $150-$153 million

    -- Net income of $0.25-$0.27 per diluted share, before the one-time tax benefit in Q3.

    --  EBITDA of $0.42-$0.45 per diluted share

    Third Quarter 2004 Conference Call/Webcast Today at 8am PT/11am ET

    aQuantive, Inc. will host a conference call/Webcast to discuss third quarter financial results today at 8am PT/11am ET. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agencies Avenue A/Razorfish (www.aa-rf.com) and i-FRONTIER (www.ifrontier.com); Atlas DMT (www.atlasdmt.com), a provider of advertising technology solutions; and DRIVEpm (www.drivepm.com), a performance media company, aQuantive is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle. Atlas DMT is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt out of the Atlas DMT cookie, go to: www.networkadvertising.org.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the fourth quarter of 2004 and for the full year 2004. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk that the company may not successfully complete the integration of companies it acquired earlier this year, including Razorfish, TechnologyBrokers and MediaBrokers, the risk that the company may incur unforeseen expenses relating to such acquisitions, the risk of unforeseen changes in client online advertising budgets, unanticipated loss of clients, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for its advertising services, the potential failure to maintain current, desired client relationships or to achieve effective advertising campaigns for existing clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly and seasonal fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of unfavorable rulings in previously announced lawsuits involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.



                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)

                                           September 30,  December 31,
                                              2004           2003
                                            --------------------------
                  Assets

Current assets:
   Cash, cash equivalents, and short-term
    investments                               $ 52,618       $123,255
   Accounts receivable, net of allowances       95,079         48,480
   Deferred costs                                2,959              -
   Deferred tax asset                            4,446              -
   Other receivables                             1,229          1,674
   Prepaid expenses and other current assets     1,943          1,141
                                               --------       --------
Total current assets                           158,274        174,550

Property and equipment, net                     14,008          6,802
Deferred tax asset, net                         18,386              -
Other assets                                     2,831          1,355
Goodwill and other intangible assets, net      174,318         18,052

                                              ----------  ------------
Total assets                                  $367,817       $200,759
                                              ==========  ============



   Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued expenses      $ 90,303       $ 58,329
   Pre-billed media                             13,647          4,545
   Deferred rent                                     -            285
   Deferred revenue                              7,608          5,773
                                               --------       --------
Total current liabilities                      111,558         68,932

Notes payable                                   80,000              -
Deferred rent                                    1,806          1,234
Deferred tax liability                               -             54

                                             ----------   ------------
Total liabilities                              193,364         70,220
                                               --------       --------

Shareholders' equity:
   Common stock                                    617            602
   Paid-in capital                             228,891        220,637
   Accumulated deficit and other
    comprehensive income                       (55,055)       (90,700)
                                               --------       --------
Total shareholders' equity                     174,453        130,539

                                             ----------   ------------
Total liabilities and shareholders' equity    $367,817       $200,759
                                             ==========   ============


                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)

                         Three Months Ended       Nine Months Ended
                            September 30,            September 30,
                         ------------------      -------------------
                            2004     2003          2004      2003
                          --------  -------      --------  --------

Revenue                  $ 46,183  $58,580 (1)  $ 96,674  $158,075 (1)
Client reimbursed
 expenses                     557        -           557         -
                          --------  -------      --------  --------
       Total revenue       46,740   58,580        97,231   158,075
                          --------  -------      --------  --------

Costs and expenses:
   Cost of revenue          6,073   45,220        14,608   119,393
   Client support          23,270    4,782        37,509    14,845
   Product development      1,580    1,215         4,486     2,902
   Sales and marketing      2,418    1,025         6,402     3,548
   General and
    administrative          6,102    3,427        14,692    10,366
   Amortization of
    deferred stock
    compensation                -      300             -       904
   Amortization of
    intangible assets       1,370       72         2,216       204
   Client reimbursed
    expenses                  557        -           557         -
                          --------  -------      --------  --------
       Total costs and
        expenses           41,370   56,041        80,470   152,162
                          --------  -------      --------  --------
Income from operations      5,370    2,539        16,761     5,913

Interest and other
 income, net                  268    1,083         1,325     2,153
Interest expense              265        6           265        32
                          --------  -------      --------  --------

Income before provision
 for income taxes and
 benefit of realized
 deferred tax assets        5,373    3,616        17,821     8,034

Provision for income
 taxes on reportable net
 income                     1,854      174         2,647       338
Reduction in valuation
 allowance on deferred
 tax assets (2)           (20,616)       -       (20,616)        -
                          --------  -------      --------  --------
Total (benefit)
 provision for income
 taxes                    (18,762)     174       (17,969)      338

Net income               $ 24,135  $ 3,442      $ 35,790  $  7,696
                          ========  =======      ========  ========

Basic net income per
 share                   $   0.39  $  0.06      $   0.59  $   0.13
                          ========  =======      ========  ========
Diluted net income per
 share                   $   0.34  $  0.05      $   0.53  $   0.11
                          ========  =======      ========  ========

Shares used in computing
 basic net income per
 share                     61,411   59,644        60,966    59,074
                          ========  =======      ========  ========
Shares used in computing
 diluted net income per
 share                     70,889   69,280        68,233    67,845
                          ========  =======      ========  ========

(1) Effective January 1, 2004, Avenue A began recording revenue exclusive of the costs paid to publishers for media as a result of contractual changes with advertisers and publishers. During the quarter ended September 30, 2003, net revenue was $15,513, which excludes media costs of $43,067 and during the nine months ended September 30, 2003, net revenue was $45,608, which excludes media costs of $112,467.

(2) Historically, aQuantive has recorded a full valuation allowance on its deferred tax assets, the majority of which are net operating loss tax carry-forwards generated before aQuantive achieved profitability. During the quarter ended September 30, 2004, aQuantive concluded it will likely be able to realize the benefit of these deferred tax assets in the future. Consequently, a credit to the provision for income taxes of $20.6 million has been recorded.

EBITDA

The term "EBITDA" refers to a financial measure that is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be construed as a subsitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented EBITDA to provide additional information on the company's operations and our ability to meet future capital expenditures and working capital requirements. The following schedule reconciles EBITDA to net income on the company's consolidated income statement, which the company believes is the most directly comparable GAAP measure. (in thousands, except per share data)


                              Three Months Ended   Nine Months Ended
                                September 30,        September 30,
                             -------------------- --------------------
                                   2004     2003        2004     2003
                                --------  -------    --------  -------
                                 (unaudited)        (unaudited)
Net income                     $ 24,135  $ 3,442    $ 35,790  $ 7,696
                                                                 -
Depreciation and amortization
 of property and equipment        1,229    1,010       2,775    2,685
Amortization of deferred
 stock compensation                   -      300           -      904
Amortization of intangible
 assets                           1,581       92       2,659      261
Less: Interest and other
 income, net                         (3)  (1,077)     (1,060)  (2,121)
(Benefit) provision for
 income taxes                   (18,762)     174     (17,969)     338

                              ----------  -------  ----------  -------
EBITDA                         $  8,180  $ 3,941    $ 22,195  $ 9,763
                                ========  =======    ========  =======

EBITDA per basic share         $   0.13  $  0.07    $   0.36  $  0.17
                                ========  =======    ========  =======
EBITDA per diluted share       $   0.12  $  0.06    $   0.33  $  0.14
                                ========  =======    ========  =======


Supplemental Schedule of Segment Information

Beginning in 2004, the company has reclassified revenue and expenses associated with an analytics and optimization product that supports DRIVEpm and is marketed to certain publishers from the Digital Marketing Services segment, where it was developed, to the Digital Marketing Technologies segment, where it is now integrated into the Atlas DMT business unit. Results shown reflect that change for both the three and nine months ended September 30, 2004 and 2003. Beginning in 2004, the Company is now showing all revenues derived from selling proprietary ad serving technologies through its Digital Marketing Services as part of the revenue of Atlas DMT. Results from the three and nine months ended September 30, 2003 still include a small portion of that technology revenue in the results of the Digital Marketing Services segment.


                       Digital  Digital     Digital     Unallocated
                      Marketing Marketing   Performance Corporate
                       Services Technologies  Media     Expenses
                           (1)     (2)         (3)               Total
                            ---------------------------------------
 (in thousands)                             (unaudited)
                             Three Months ended September 30, 2004
                            ---------------------------------------
 Revenue                    $27,742 $15,612 $2,829      $- $46,183
 Client reimbursed expenses     557       -      -       -     557
                            ---------------------------------------
 Total Revenue               28,299  15,612  2,829       -  46,740

 Costs and expenses:
   Cost of revenue                -   3,815  2,066     192   6,073
   Client support            22,725       -    545       -  23,270
   Product development            -   1,580      -       -   1,580
   Sales and marketing          596   1,822      -       -   2,418
   General and
    administrative            1,957   1,679    119   2,347   6,102
   Amortization of deferred
    stock compensation            -       -      -       -       -
   Amortization of
    intangible assets             -       -      -   1,370   1,370
   Client reimbursed
    expenses                    557       -      -       -     557
                            ---------------------------------------
 Total costs and expenses    25,835   8,896  2,730   3,909  41,370

                            ---------------------------------------
 Income from operations      $2,464  $6,716    $99 $(3,909) $5,370
                            =======================================

                             Three Months ended September 30, 2003
                            ---------------------------------------
 Revenue                     $7,318  $8,195     $-      $- $15,513 (4)

 Costs and expenses:
   Cost of revenue                -   2,153      -       -   2,153
   Client support             4,782       -      -       -   4,782
   Product development            -   1,215      -       -   1,215
   Sales and marketing           52     973      -       -   1,025
   General and
    Administrative              804     891      -   1,732   3,427
   Amortization of deferred
    stock compensation            -       -      -     300     300
   Amortization of
    intangible assets             -       -      -      72      72
                            ---------------------------------------
 Total costs and expenses     5,638   5,232      -   2,104  12,974

                            ---------------------------------------
 Income from operations      $1,680  $2,963     $- $(2,104) $2,539
                            =======================================


                        Digital   Digital     Digital     Unallocated
                        Marketing Marketing   Performance Corporate
                        Services  Technologies Media      Expenses
                          (1)         (2)        (3)             Total
                              ----------------------------------------
(in thousands)                             (unaudited)
                                Nine Months ended September 30, 2004
                              ---------------------------------------
 Revenue                      $50,389 $42,006 $4,279      $- $96,674
 Client reimbursed expenses       557       -      -       -     557
                              ---------------------------------------
 Total Revenue                 50,946  42,006  4,279       -  97,231

 Costs and expenses:
   Cost of revenue                  -  10,486  3,738     384  14,608
   Client support              36,470       -  1,039       -  37,509
   Product development              -   4,486      -       -   4,486
   Sales and marketing            952   5,450      -       -   6,402
   General and Administrative   3,731   4,727    217   6,017  14,692
   Amortization of deferred
    stock compensation              -       -      -       -       -
   Amortization of intangible
    assets                          -       -      -   2,216   2,216
   Client reimbursed expenses     557       -      -       -     557
                              ---------------------------------------
 Total costs and expenses      41,710  25,149  4,994   8,617  80,470

                              ---------------------------------------
 Income from operations        $9,236 $16,857  $(715)$(8,617)$16,761
                              =======================================

                                Nine Months ended September 30, 2003
                              ----------------------------------------
Revenue                       $21,486 $24,122   $-      $- $45,608 (4)

Costs and expenses:
 Cost of revenue                    -   6,926    -       -   6,926
 Client support                14,845       -    -       -  14,845
 Product development               68   2,834    -       -   2,902
 Sales and marketing              610   2,938    -       -   3,548
 General and Administrative     2,563   2,930    -   4,873  10,366
 Amortization of deferred
  stock compensation                -       -    -     904     904
 Amortization of intangible
  assets                            -       -    -     204     204
                           ----------------------------------------
Total costs and expenses       18,086  15,628    -   5,981  39,695

                           ----------------------------------------
Income from operations         $3,400  $8,494   $- $(5,981) $5,913
                           ========================================


(1) Digital Marketing Services includes our interactive agencies
    Avenue A/Razorfish and i-FRONTIER.

(2) Digital Marketing Technologies includes Atlas DMT, GO TOAST, and NetConversions.

(3) Digital Performance Media includes DRIVEpm and Media Brokers.

(4) Effective January 1, 2004, Avenue A began recording revenue exclusive of the costs paid to publishers for media as a result of contractual changes with advertisers and publishers. During the three months ended September 30, 2003, net revenue was $15,513 which excludes media costs of $43,067. During the nine month ended September 30, 2003, net revenue was $45,608, which excludes media costs of $112,467. The company has shown net revenue in 2003 to allow for better comparability with our 2004 results.



    CONTACT: aQuantive, Inc.
             Michael Vernon, 206-816-8599 (Investor Relations)
              or
             aQuantive, Inc
             Angela Gamba, 206-816-8245 (Public Relations)